UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report
(Date of earliest event reported):

October 3, 2016

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

201 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 28, 2016, the board of directors (the “Board”) of Heritage Financial Corporation (“Heritage”) adopted amendments to Heritage’s Amended and Restated Bylaws (the “Bylaws”) to provide for the election of directors by the majority vote of shareholders in uncontested elections. The Bylaw amendment provides that in an uncontested election, the number of shares voted “for” a director nominee must exceed the number of shares voted “against” a director nominee, in order for a director nominee to be elected. The term of any director, who was a director at the time of the election, but who does not receive a majority of votes cast in an election held under the new majority vote standard will continue to serve as a director until terminated on the earliest to occur of: (i) 90 days after the date election results are determined; (ii) the date the Board appoints a new director to fill the position; or (iii) the date and time the director’s resignation is effective. The Bylaw amendment provides that an election is considered a “contested election” if there are shareholder nominees for director pursuant to Heritage’s advance notice provision and who are not withdrawn by the advance notice deadline set forth in Article 10 of Heritage’s Articles of Incorporation. If the Board determines there is a “contested election,” the election of directors will be held under a plurality standard.
The preceding description is qualified in its entirety by reference to the Bylaws, as amended, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS*

(d)	Exhibits
     The following exhibit is being filed herewith:

3.2	Amended and Restated Bylaws of Heritage Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

By:	/S/ BRIAN L. VANCE ____________________
Brian L. Vance President and Chief Executive Officer

Dated: October 3, 2016